Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2019 SECOND QUARTER RESULTS

11% Year-over-Year Expansion in Consolidated Community Count

Consolidated Contracts Grew 10% Year over Year, the First Improvement Since Early 2016

Consolidated Lots Controlled Increased 17% Year over Year

MATAWAN, NJ, June 6, 2019 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six-month period ended April 30, 2019.

“For the second quarter of fiscal 2019, we achieved an 11% year-over-year growth in consolidated community count and a 10% year-over-year increase in consolidated contracts,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. "Furthermore, for the month of May 2019, we had a 20% year-over-year increase in consolidated contracts."

“During the second quarter of fiscal 2019, driven entirely by increasing our lot option position, we also grew our consolidated land position by 17% year over year. Increasing our land position and community count should ultimately lead to rising revenues and substantially improved levels of profitability. We believe that controlling the majority of our consolidated lots through options – 60% at the end of the second quarter – gives us considerable flexibility, mitigates risk and is consistent with our strategy of achieving high inventory turns. We ended the quarter with our liquidity position above our stated goal and remain cautious and disciplined in our approach to underwriting new land purchases. We continue to invest in a housing market that appears to remain on solid economic and demographic footings. Assuming no adverse changes in current market conditions and excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items, we expect the second half of the year to substantially outperform the first half, resulting in profitability for the full year,” concluded Mr. Hovnanian.

RESULTS FOR the THREE-Month AND SIX-MONTH PERIODS ENDED April 30, 2019:

●

Total revenues decreased to $440.7 million in the second quarter of fiscal 2019, compared with $502.5 million in the second quarter of fiscal 2018. For the six months ended April 30, 2019, total revenues decreased to $821.3 million compared with $919.7 million in the same period during the prior fiscal year.

●

Homebuilding revenues for unconsolidated joint ventures increased 29.7% to $125.7 million for the second quarter ended April 30, 2019, compared with $96.9 million in last year’s second quarter. During the first half of fiscal 2019, homebuilding revenues for unconsolidated joint ventures increased to $221.5 million compared with $155.5 million in the same period during the previous year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 13.3% for the second quarter of fiscal 2019 compared with 13.8% during the prior year’s second quarter. For the six months ended April 30, 2019, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.0% compared with 14.3% last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 16.9% for the second quarter of fiscal 2019 compared with 17.7% in the same quarter one year ago. During the first half of fiscal 2019, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.3% compared with 17.8% in the same period of the previous fiscal year.

●

For the second quarter of 2019, total SG&A decreased by $1.3 million, or 2.2%, year over year. Total SG&A was $60.3 million, or 13.7% of total revenues, in the second quarter of fiscal 2019 compared with $61.7 million, or 12.3% of total revenues, in the second quarter of fiscal 2018. For the six-month period ended April 30, 2019, total SG&A decreased by $3.3 million, or 2.7%, year over year. For the first six months of fiscal 2019, total SG&A was $120.7 million, or 14.7% of total revenues, compared with $124.1 million, or 13.5% of total revenues, in the same period of the prior fiscal year.

●

Total interest expense was $36.6 million in the second quarter of fiscal 2019 compared with $45.5 million in the second quarter of fiscal 2018. Total interest expense was $69.1 million for the first half of fiscal 2019 compared with $86.9 million for the same period in fiscal 2018.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $41.4 million for the second quarter of fiscal 2019 compared with $40.0 million in the same quarter one year ago. For the six months ended April 30, 2019, interest incurred (some of which was expensed and some of which was capitalized) was $80.2 million compared with $81.2 million last year.

●

Income from unconsolidated joint ventures was $7.3 million for the quarter ended April 30, 2019 compared with $1.3 million in the second quarter of the previous year. For the first half of fiscal 2019, income from unconsolidated joint ventures was $16.8 million compared with a loss of $3.8 million in the same period a year ago.

●

Loss before income taxes for the quarter ended April 30, 2019 was $14.9 million compared with a loss of $9.6 million during the second quarter of fiscal 2018. For the first six months of fiscal 2019, the loss before income taxes was $32.0 million compared with a loss of $40.0 million during same period of fiscal 2018.

●

Loss before income taxes, excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $13.5 million during the second quarter of fiscal 2019 compared with a loss before these items of $5.5 million in the second quarter of fiscal 2018. For the six months ended April 30, 2019, loss before income taxes, excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $29.9 million compared with a loss before these items of $34.9 million during the same period in fiscal 2018.

●

Net loss was $15.3 million, or $2.56 per common share, in the second quarter of fiscal 2019 compared with a net loss of $9.8 million, or $1.65 per common share, during the same quarter a year ago. For the first six months of fiscal 2019, net loss was $32.7 million, or $5.49 per common share, compared with a net loss of $40.6 million, or $6.85 per common share, in the same period during fiscal 2018.

●

Consolidated contracts per community decreased 0.9% to 10.5 contracts per community for the second quarter of fiscal 2019 compared with 10.6 contracts per community in the second quarter of fiscal 2018. Contracts per community, including unconsolidated joint ventures, decreased 3.6% to 10.8 contracts per community for the quarter ended April 30, 2019 compared with 11.2 contracts per community, including unconsolidated joint ventures, in last year’s second quarter.

●

The consolidated community count was 147 as of April 30, 2019. This was an 11.4% year-over-year increase from 132 communities at the end of the prior year’s second quarter and a 7.3% sequential increase compared with 137 communities at January 31, 2019. As of the end of the second quarter of fiscal 2019, community count, including unconsolidated joint ventures, was 165 communities. This was a 7.8% increase, both sequentially and year over year, compared with 153 communities at both January 31, 2019 and April 30, 2018.

●

The number of consolidated contracts increased 10.1% to 1,546 homes, during the second quarter of fiscal 2019, compared with 1,404 homes during the second quarter of fiscal 2018. The number of contracts, including unconsolidated joint ventures, for the second quarter ended April 30, 2019, increased 4.0% to 1,775 homes from 1,706 homes for the same quarter last year.

●

The number of consolidated contracts increased 2.0% to 2,480 homes, during the six-month period ended April 30, 2019, compared with 2,431 homes in the same period of the previous fiscal year. During the first six months of fiscal 2019, the number of contracts, including unconsolidated joint ventures, was 2,843 homes, a decrease of 3.8% from 2,956 homes during the same period in fiscal 2018.

●

For May 2019, consolidated contracts per community were 3.7 compared with 3.6 for the same month one year ago. During May 2019, the number of consolidated contracts increased 20.2% to 536 homes from 446 homes in May 2018.

●

The dollar value of consolidated contract backlog, as of April 30, 2019, increased 5.5% to $949.9 million compared with $900.7 million as of April 30, 2018. The dollar value of contract backlog, including unconsolidated joint ventures, as of April 30, 2019, was $1.18 billion, a decrease of 11.9% compared with $1.34 billion as of April 30, 2018.

●

Consolidated deliveries were 1,085 homes for the second quarter of fiscal 2019, a 10.7% decrease compared with 1,215 homes during the same quarter a year ago. For the quarter ended April 30, 2019, deliveries, including unconsolidated joint ventures, decreased 10.0% to 1,280 homes compared with 1,423 homes during the second quarter of fiscal 2018.

●

Consolidated deliveries were 2,052 homes in the first half of fiscal 2019, an 8.4% decrease compared with 2,240 homes in the same period in fiscal 2018. For the six months ended April 30, 2019, deliveries, including unconsolidated joint ventures, decreased 6.4% to 2,399 homes compared with 2,564 homes in the same period of the prior fiscal year.

●

The contract cancellation rate for both consolidated contracts and contracts including unconsolidated joint ventures were 19% for the three months ended April 30, 2019 compared with 17% for the same quarter in fiscal 2018.

Liquidity AND Inventory as of APRIL 30, 2019:

●	Total liquidity at the end of the of the second quarter of fiscal 2019 was $266.0 million, which is above the upper end of our target range.

●	In the second quarter of fiscal 2019, approximately 2,500 lots were put under option or acquired in 32 communities, including unconsolidated joint ventures.

●

As of April 30, 2019, consolidated lots controlled increased by 17.1% to 31,087 year over year from 26,537 lots at April 30, 2018. The consolidated lots under option at the end of the second quarter of fiscal 2019 were 18,602 lots compared with 13,949 optioned lots at the end of last year’s second quarter. As of April 30, 2019, the Company owned 12,485 lots compared with 12,588 owned lots at the end of the second quarter of fiscal 2018.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2019 second quarter financial results conference call at 11:00 a.m. E.T. on Thursday, June 6, 2019. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes and Brighton Homes®. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

(Loss) before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) before income taxes. The reconciliation for historical periods of (loss) before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt to (loss) before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $124.0 million of cash and cash equivalents, $17.0 million of restricted cash required to collateralize letters of credit and $125.0 million of availability under the senior secured revolving credit facility as of April 30, 2019.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) fluctuations in interest rates and the availability of mortgage financing; (13) increases in cancellations of agreements of sale; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (24) geopolitical risks, terrorist acts and other acts of war; (25) loss of key management personnel or failure to attract qualified personnel; (26) information technology failures and data security breaches; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
April 30, 2019
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Total revenues	$440,691	$502,544	$821,285	$919,710
Costs and expenses (1)	462,855	512,025	870,117	954,486
Loss on extinguishment of debt	-	(1,440)	-	(1,440)
Income (loss) from unconsolidated joint ventures	7,252	1,343	16,814	(3,833)
(Loss) before income taxes	(14,912)	(9,578)	(32,018)	(40,049)
Income tax provision	345	245	691	583
Net (loss)	$(15,257)	$(9,823)	$(32,709)	$(40,632)

Per share data:
Basic and assuming dilution:
Net (loss) per common share	$(2.56)	$(1.65)	$(5.49)	$(6.85)
Weighted average number of common shares outstanding (2)	5,962	5,937	5,960	5,929

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
April 30, 2019
Reconciliation of (loss) before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt to (loss) before income taxes

(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
(Loss) before income taxes	$(14,912)	$(9,578)	$(32,018)	$(40,049)
Inventory impairment loss and land option write-offs	1,462	2,673	2,166	3,087
Unconsolidated joint venture write-downs	-	-	-	660
Loss on extinguishment of debt	-	1,440	-	1,440
(Loss) before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt (1)	$(13,450)	$(5,465)	$(29,852)	$(34,862)

(1) (Loss) before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) before income taxes.

Hovnanian Enterprises, Inc.
April 30, 2019
Gross margin
(In thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Sale of homes	$427,552	$468,117	$789,687	$869,694
Cost of sales, excluding interest expense and land charges (1)	355,477	385,302	653,047	714,829
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	72,075	82,815	136,640	154,865
Cost of sales interest expense, excluding land sales interest expense	13,898	15,309	24,140	27,601
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	58,177	67,506	112,500	127,264
Land charges	1,462	2,673	2,166	3,087
Homebuilding gross margin	$56,715	$64,833	$110,334	$124,177

Gross margin percentage	13.3%	13.8%	14.0%	14.3%
Gross margin percentage, before cost of sales interest expense and land charges (2)	16.9%	17.7%	17.3%	17.8%
Gross margin percentage, after cost of sales interest expense, before land charges (2)	13.6%	14.4%	14.2%	14.6%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Land and lot sales	$-	$20,505	$7,508	$20,505
Cost of sales, excluding interest and land charges (1)	-	7,710	7,357	7,710
Land and lot sales gross margin, excluding interest and land charges	-	12,795	151	12,795
Land and lot sales interest	-	4,055	-	4,055
Land and lot sales gross margin, including interest and excluding land charges	$-	$8,740	$151	$8,740

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
April 30, 2019
Reconciliation of adjusted EBITDA to net (loss)
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net (loss)	$(15,257)	$(9,823)	$(32,709)	$(40,632)
Income tax provision	345	245	691	583
Interest expense	36,561	45,452	69,076	86,875
EBIT (1)	21,649	35,874	37,058	46,826
Depreciation and amortization	959	719	1,938	1,509
EBITDA (2)	22,608	36,593	38,996	48,335
Inventory impairment loss and land option write-offs	1,462	2,673	2,166	3,087
Loss on extinguishment of debt	-	1,440	-	1,440
Adjusted EBITDA (3)	$24,070	$40,706	$41,162	$52,862

Interest incurred	$41,383	$40,014	$80,236	$81,179

Adjusted EBITDA to interest incurred	0.58	1.02	0.51	0.65

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2019
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$74,455	$70,793	$68,117	$71,051
Plus interest incurred	41,383	40,014	80,236	81,179
Less interest expensed	36,561	45,452	69,076	86,875
Interest capitalized at end of period (1)	$79,277	$65,355	$79,277	$65,355

(1) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2019	October 31, 2018
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$123,998	$187,871
Restricted cash and cash equivalents	17,223	12,808
Inventories:
Sold and unsold homes and lots under development	993,477	878,876
Land and land options held for future development or sale	120,146	111,368
Consolidated inventory not owned	154,435	87,921
Total inventories	1,268,058	1,078,165
Investments in and advances to unconsolidated joint ventures	135,562	123,694
Receivables, deposits and notes, net	29,154	35,189
Property, plant and equipment, net	20,307	20,285
Prepaid expenses and other assets	41,058	39,150
Total homebuilding	1,635,360	1,497,162

Financial services	119,912	164,880
Total assets	$1,755,272	$1,662,042

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$190,655	$95,557
Accounts payable and other liabilities	285,293	304,899
Customers’ deposits	37,953	30,086
Liabilities from inventory not owned, net of debt issuance costs	123,348	63,387
Revolving and term loan credit facilities, net of debt issuance costs	201,459	201,389
Notes payable (net of discount, premium and debt issuance costs) and accrued interest	1,298,899	1,273,446
Total homebuilding	2,137,607	1,968,764

Financial services	100,054	143,448
Income taxes payable	2,090	3,334
Total liabilities	2,239,751	2,115,546

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2019 and at October 31, 2018	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 16,000,0000 shares; issued 5,786,826 shares at April 30, 2019 and 5,783,858 shares at October 31, 2018	58	58
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 2,400,000 shares; issued 650,457 shares at April 30, 2019 and 649,673 shares at October 31, 2018	6	6
Paid in capital – common stock	711,517	710,349
Accumulated deficit	(1,216,565)	(1,183,856)
Treasury stock – at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at April 30, 2019 and October 31, 2018	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(485,045)	(453,504)
Noncontrolling interest in consolidated joint ventures	566	-
Total equity deficit	(484,479)	(453,504)
Total liabilities and equity	$1,755,272	$1,662,042

(1)	Derived from the audited balance sheet as of October 31, 2018

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2019	2018	2019	2018
Revenues:
Homebuilding:
Sale of homes	$427,552	$468,117	$789,687	$869,694
Land sales and other revenues	832	21,373	9,683	26,074
Total homebuilding	428,384	489,490	799,370	895,768
Financial services	12,307	13,054	21,915	23,942
Total revenues	440,691	502,544	821,285	919,710

Expenses:
Homebuilding:
Cost of sales, excluding interest	355,477	393,012	660,404	722,539
Cost of sales interest	13,898	19,364	24,140	31,656
Inventory impairment loss and land option write-offs	1,462	2,673	2,166	3,087
Total cost of sales	370,837	415,049	686,710	757,282
Selling, general and administrative	44,179	45,544	86,915	88,775
Total homebuilding expenses	415,016	460,593	773,625	846,057

Financial services	8,678	8,798	17,152	17,139
Corporate general and administrative	16,169	16,144	33,833	35,279
Other interest	22,663	26,088	44,936	55,219
Other operations	329	402	571	792
Total expenses	462,855	512,025	870,117	954,486
Loss on extinguishment of debt	-	(1,440)	-	(1,440)
Income (loss) from unconsolidated joint ventures	7,252	1,343	16,814	(3,833)
Loss before income taxes	(14,912)	(9,578)	(32,018)	(40,049)
State and federal income tax provision:
State	345	245	691	583
Federal	-	-	-	-
Total income taxes	345	245	691	583
Net (loss)	$(15,257)	$(9,823)	$(32,709)	$(40,632)

Per share data:
Basic and assuming dilution:
Net (loss) per common share	$(2.56)	$(1.65)	$(5.49)	$(6.85)
Weighted-average number of common shares outstanding	5,962	5,937	5,960	5,929

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Three Months - April 30, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(NJ, PA)	Home	104	26	300.0%	23	47	(51.1)%	162	83	95.2%
	Dollars	$62,580	$15,278	309.6%	$13,040	$23,513	(44.5)%	$102,481	$48,715	110.4%
	Avg. Price	$601,731	$587,615	2.4%	$566,957	$500,277	13.3%	$632,599	$586,928	7.8%
Mid-Atlantic
(DE, MD, VA, WV)	Home	199	212	(6.1)%	142	206	(31.1)%	393	324	21.3%
	Dollars	$118,245	$117,399	0.7%	$80,818	$104,058	(22.3)%	$246,307	$199,279	23.6%
	Avg. Price	$594,196	$553,766	7.3%	$569,141	$505,139	12.7%	$626,735	$615,059	1.9%
Midwest
(IL, OH)	Home	235	220	6.8%	141	143	(1.4)%	466	484	(3.7)%
	Dollars	$68,744	$67,308	2.1%	$42,870	$42,816	0.1%	$125,181	$132,360	(5.4)%
	Avg. Price	$292,528	$305,943	(4.4)%	$304,035	$299,415	1.5%	$268,629	$273,472	(1.8)%
Southeast
(FL, GA, SC)	Home	155	154	0.6%	123	158	(22.2)%	270	276	(2.2)%
	Dollars	$64,772	$62,741	3.2%	$49,346	$60,974	(19.1)%	$120,140	$115,930	3.6%
	Avg. Price	$417,884	$407,404	2.6%	$401,187	$385,908	4.0%	$444,963	$420,037	5.9%
Southwest
(AZ, TX)	Home	559	587	(4.8)%	431	466	(7.5)%	648	657	(1.4)%
	Dollars	$192,630	$198,487	(3.0)%	$143,634	$158,958	(9.6)%	$227,325	$230,600	(1.4)%
	Avg. Price	$344,597	$338,137	1.9%	$333,258	$341,112	(2.3)%	$350,810	$350,989	(0.1)%
West
(CA)	Home	294	205	43.4%	225	195	15.4%	315	369	(14.6)%
	Dollars	$120,616	$93,213	29.4%	$97,844	$77,798	25.8%	$128,422	$173,794	(26.1)%
	Avg. Price	$410,259	$454,697	(9.8)%	$434,862	$398,962	9.0%	$407,689	$470,986	(13.4)%
Consolidated
Total	Home	1,546	1,404	10.1%	1,085	1,215	(10.7)%	2,254	2,193	2.8%
	Dollars	$627,587	$554,426	13.2%	$427,552	$468,117	(8.7)%	$949,856	$900,678	5.5%
	Avg. Price	$405,942	$394,889	2.8%	$394,057	$385,281	2.3%	$421,409	$410,706	2.6%
Unconsolidated
Joint Ventures (2)	Home	229	302	(24.2)%	195	208	(6.3)%	382	636	(39.9)%
	Dollars	$131,282	$178,973	(26.6)%	$124,776	$96,296	29.6%	228,730	$436,715	(47.6)%
	Avg. Price	$573,284	$592,630	(3.3)%	$639,877	$462,964	38.2%	$598,770	$686,659	(12.8)%
Grand
Total	Home	1,775	1,706	4.0%	1,280	1,423	(10.0)%	2,636	2,829	(6.8)%
	Dollars	$758,869	$733,399	3.5%	$552,328	$564,413	(2.1)%	$1,178,586	$1,337,393	(11.9)%
	Avg. Price	$427,532	$429,894	(0.5)%	$431,505	$396,636	8.8%	$447,112	$472,744	(5.4)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Six Months - April 30, 2019
		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(NJ, PA)	Home	156	72	116.7%	45	87	(48.3)%	162	83	95.2%
	Dollars	$97,530	$40,641	140.0%	$25,545	$43,705	(41.6)%	$102,481	$48,715	110.4%
	Avg. Price	$625,192	$564,459	10.8%	$567,667	$502,354	13.0%	$632,599	$586,928	7.8%
Mid-Atlantic
(DE, MD, VA, WV)	Home	350	337	3.9%	253	341	(25.8)%	393	324	21.3%
	Dollars	$199,759	$180,612	10.6%	$133,997	$175,067	(23.5)%	$246,307	$199,279	23.6%
	Avg. Price	$570,740	$535,939	6.5%	$529,632	$513,393	3.2%	$626,735	$615,059	1.9%
Midwest
(IL, OH)	Home	362	385	(6.0)%	290	283	2.5%	466	484	(3.7)%
	Dollars	$105,790	$116,724	(9.4)%	$87,759	$83,333	5.3%	$125,181	$132,360	(5.4)%
	Avg. Price	$292,238	$303,179	(3.6)%	$302,617	$294,463	2.8%	$268,629	$273,472	(1.8)%
Southeast
(FL, GA, SC)	Home	250	281	(11.0)%	231	290	(20.3)%	270	276	(2.2)%
	Dollars	$105,232	$113,196	(7.0)%	$93,229	$117,648	(20.8)%	$120,140	$115,930	3.6%
	Avg. Price	$420,928	$402,831	4.5%	$403,589	$405,682	(0.5)%	$444,963	$420,037	5.9%
Southwest
(AZ, TX)	Home	921	998	(7.7)%	796	850	(6.4)%	648	657	(1.4)%
	Dollars	$307,968	$339,945	(9.4)%	$261,497	$287,162	(8.9)%	$227,325	$230,600	(1.4)%
	Avg. Price	$334,384	$340,626	(1.8)%	$328,514	$337,838	(2.8)%	$350,810	$350,989	(0.1)%
West
(CA)	Home	441	358	23.2%	437	389	12.3%	315	369	(14.6)%
	Dollars	$177,634	$162,610	9.2%	$187,660	$162,779	15.3%	$128,422	$173,794	(26.1)%
	Avg. Price	$402,798	$454,218	(11.3)%	$429,428	$418,454	2.6%	$407,689	$470,986	(13.4)%
Consolidated
Total	Home	2,480	2,431	2.0%	2,052	2,240	(8.4)%	2,254	2,193	2.8%
	Dollars	$993,913	$953,728	4.2%	$789,687	$869,694	(9.2)%	$949,856	$900,678	5.5%
	Avg. Price	$400,771	$392,319	2.2%	$384,838	$388,256	(0.9)%	$421,409	$410,706	2.6%
Unconsolidated
Joint Ventures (2)	Home	363	525	(30.9)%	347	324	7.1%	382	636	(39.9)%
	Dollars	$216,851	$316,194	(31.4)%	$219,803	$154,395	42.4%	$228,730	$436,715	(47.6)%
	Avg. Price	$597,386	$602,276	(0.8)%	$633,438	$476,529	32.9%	$598,770	$686,659	(12.8)%
Grand
Total	Home	2,843	2,956	(3.8)%	2,399	2,564	(6.4)%	2,636	2,829	(6.8)%
	Dollars	$1,210,764	$1,269,922	(4.7)%	$1,009,490	$1,024,089	(1.4)%	$1,178,586	$1,337,393	(11.9)%
	Avg. Price	$425,875	$429,608	(0.9)%	$420,796	$399,411	5.4%	$447,112	$472,744	(5.4)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - April 30, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(unconsolidated joint ventures)	Home	109	137	(20.4)%	77	76	1.3%	145	302	(52.0)%
(NJ, PA)	Dollars	$64,691	$82,865	(21.9)%	$59,840	$29,891	100.2%	$95,645	$239,418	(60.1)%
	Avg. Price	$593,495	$604,854	(1.9)%	$777,143	$393,298	97.6%	$659,621	$792,774	(16.8)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	4	25	(84.0)%	14	5	180.0%	17	52	(67.3)%
(DE, MD, VA, WV)	Dollars	$3,606	$20,337	(82.3)%	$10,831	$4,830	124.2%	$14,086	$42,350	(66.7)%
	Avg. Price	$901,250	$813,480	10.8%	$773,643	$966,000	(19.9)%	$828,588	$814,422	1.7%
Midwest
(unconsolidated joint ventures)	Home	2	15	(86.7)%	4	14	(71.4)%	5	31	(83.9)%
(IL, OH)	Dollars	$1,354	$10,532	(87.1)%	$2,735	$8,905	(69.3)%	$2,862	$23,413	(87.8)%
	Avg. Price	$677,000	$702,215	(3.6)%	$683,750	$636,071	7.5%	$572,400	$755,280	(24.2)%
Southeast
(unconsolidated joint ventures)	Home	58	39	48.7%	49	48	2.1%	124	95	30.5%
(FL, GA, SC)	Dollars	$31,519	$19,635	60.5%	$25,985	$21,217	22.5%	$66,292	$45,834	44.6%
	Avg. Price	$543,431	$503,456	7.9%	$530,306	$442,020	20.0%	$534,613	$482,465	10.8%
Southwest
(unconsolidated joint ventures)	Home	36	44	(18.2)%	32	29	10.3%	68	106	(35.8)%
(AZ, TX)	Dollars	$22,859	$26,990	(15.3)%	$18,622	$16,357	13.8%	$41,535	$63,429	(34.5)%
	Avg. Price	$635,000	$613,412	3.5%	$581,938	$564,034	3.2%	$610,809	$598,385	2.1%
West
(unconsolidated joint ventures)	Home	20	42	(52.4)%	19	36	(47.2)%	23	50	(54.0)%
(CA)	Dollars	$7,253	$18,614	(61.0)%	$6,763	$15,096	(55.2)%	$8,310	$22,271	(62.7)%
	Avg. Price	$362,650	$443,190	(18.2)%	$355,947	$419,333	(15.1)%	$361,304	$445,418	(18.9)%
Unconsolidated Joint Ventures (2)
	Home	229	302	(24.2)%	195	208	(6.3)%	382	636	(39.9)%
	Dollars	$131,282	$178,973	(26.6)%	$124,776	$96,296	29.6%	$228,730	$436,715	(47.6)%
	Avg. Price	$573,284	$592,630	(3.3)%	$639,877	$462,964	38.2%	$598,770	$686,659	(12.8)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Six Months - April 30, 2019
		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(unconsolidated joint ventures)	Home	159	191	(16.8)%	133	106	25.5%	145	302	(52.0)%
(NJ, PA)	Dollars	$103,544	$127,529	(18.8)%	$102,265	$44,791	128.3%	$95,645	$239,418	(60.1)%
	Avg. Price	$651,220	$677,689	(3.9)%	$768,910	$422,555	82.0%	$659,621	$792,774	(16.8)%
Mid-Atlantic
(unconsolidated joint ventures)	Home	17	50	(66.0)%	24	9	166.7%	17	52	(67.3)%
(DE, MD, VA, WV)	Dollars	$14,668	$40,038	(63.4)%	$19,420	$8,798	120.7%	$14,086	$42,350	(66.7)%
	Avg. Price	$862,824	$800,760	7.8%	$809,167	$977,555	(17.2)%	$828,588	$814,422	1.7%
Midwest
(unconsolidated joint ventures)	Home	7	24	(70.8)%	11	20	(45.0)%	5	31	(83.9)%
(IL, OH)	Dollars	$3,963	$16,970	(76.6)%	$7,176	$12,275	(41.5)%	$2,862	$23,413	(87.8)%
	Avg. Price	$566,143	$707,083	(19.9)%	$652,364	$613,750	6.3%	$572,400	$755,280	(24.2)%
Southeast
(unconsolidated joint ventures)	Home	83	97	(14.4)%	81	80	1.3%	124	95	30.5%
(FL, GA, SC)	Dollars	$44,611	$45,706	(2.4)%	$41,574	$36,682	13.3%	$66,292	$45,834	44.6%
	Avg. Price	$537,482	$471,191	14.1%	$513,259	$458,424	11.9%	$534,613	$482,465	10.8%
Southwest
(unconsolidated joint ventures)	Home	62	93	(33.3)%	61	44	38.6%	68	106	(35.8)%
(AZ, TX)	Dollars	$37,383	$55,347	(32.5)%	$36,314	$25,170	44.3%	$41,535	$63,429	(34.5)%
	Avg. Price	$602,952	$595,130	1.3%	$595,311	$572,042	4.1%	$610,809	$598,385	2.1%
West
(unconsolidated joint ventures)	Home	35	70	(50.0)%	37	65	(43.1)%	23	50	(54.0)%
(CA)	Dollars	$12,682	$30,604	(58.6)%	$13,054	$26,679	(51.1)%	$8,310	$22,271	(62.7)%
	Avg. Price	$362,343	$437,200	(17.1)%	$352,811	$410,446	(14.0)%	$361,304	$445,418	(18.9)%
Unconsolidated Joint Ventures (2)
	Home	363	525	(30.9)%	347	324	7.1%	382	636	(39.9)%
	Dollars	$216,851	$316,194	(31.4)%	$219,803	$154,395	42.4%	$228,730	$436,715	(47.6)%
	Avg. Price	$597,386	$602,276	(0.8)%	$633,438	$476,529	32.9%	$598,770	$686,659	(12.8)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.